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                                                                    EXHIBIT 3.90


                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                         TEXAS WEST OAKS HOSPITAL, L.P.

         This Amended and Restated Limited Partnership Agreement is made and entered into this 31st day of October, 2001, by and between PSI TEXAS HOSPITALS, LLC, a Texas limited liability company, the principal place of business of which is 310 25th Avenue North, Suite 209, Nashville, Tennessee 37203, as the general partner (the "General Partner"), and PSI HOSPITALS, INC., a Delaware corporation, the principal place of business of which is 310 25th Avenue North, Suite 209, Nashville, Tennessee 37203, as the limited partner (the "Limited Partner"). (The General Partner and Limited Partner are collectively referred to herein as the "Partners.")

         The Partners hereby agree as follows:

                                    ARTICLE 1
                                     GENERAL

         1.1 Formation. The Partners hereby form Texas West Oaks Hospital, L.P. (the "Partnership") as a limited partnership under the Texas Revised Limited Partnership Act (the "Limited Partnership Act").

         1.2 Name. The name of the Partnership shall be "Texas West Oaks Hospital, L.P.," and all business of the Partnership shall be conducted in such name; provided, however, the General Partner may change the name of the Partnership at any time and from time to time by notice to the Limited Partner.

         1.3 Purpose. The purpose of the Partnership is to engage in any lawful act or activity in which a limited partnership may engage under the Limited Partnership Act including, without limitation, the acquisition, development, construction, owning, mortgaging, encumbering, leasing, disposition, improvement of and otherwise dealing with real property and related personal property.

         1.4 Term. The term of the Partnership shall commence upon filing of the Certificate of Limited Partnership of Texas West Oaks Hospital, L.P. (the "Certificate") with the Texas Secretary of State and shall continue until the completion of the Partnership's dissolution, winding up, and liquidation as provided herein.

         1.5 Place of Business. The Partnership may have such places of business within the United States of America as the General Partner determines to be appropriate from time to time.


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         1.6 Registered Agent. The registered agent for service of process on the Partnership in the State of Texas shall be National Registered Agents, Inc., 905 Congress Avenue, Austin, Texas 78701, or such other person as the General Partner may designate from time to time.

         1.7 Filings. The General Partner has executed and shall cause to be filed the Certificate in the office of the Texas Secretary of State, in accordance with the provisions of the Limited Partnership Act, and shall execute and file such other certificates or documents required by any state or other jurisdiction in which the Partnership engages in business. The General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership and shall execute and file for public record any and all filings in all places and at such times as necessary for the continuation of and transaction of business by the Partnership.

                                    ARTICLE 2
                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

         2.1 General Partner. The General Partner shall contribute the sum of One Dollar ($1.00) as and for the General Partner's initial capital contribution for its general partnership interest in the Partnership. Except as provided in this Section 2.1, the General Partner shall not be required to make any other capital contributions to the Partnership.

         2.2 Contribution of Limited Partner. The Limited Partner shall contribute the sum of Ninety-Nine Dollars ($99.00) to the Partnership as and for its initial capital contribution for its limited partnership interest in the Partnership.

         2.3 No Right to Demand Capital Contributions; No Priorities. Except as otherwise provided in this Agreement and permitted by the Limited Partnership Act, the Limited Partner shall not demand or receive a return of all or a portion of its capital contributions or withdraw from the Partnership without the written consent of the General Partner. Under circumstances requiring a return of any capital contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided herein. No Partner shall have priority over any other Partner, either with respect to the return of capital contributions or with respect to profits, losses or distributions.

         2.4 No Interest on Capital Contributions. No Partner shall receive any interest, salary or drawing with respect to its capital contributions or its capital account or for services rendered to the Partnership or otherwise in its capacity as a Partner, except as otherwise provided in this Agreement.

         2.5 Limited Liability. The Limited Partner shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided by applicable law, the Limited Partner shall be liable only to


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make its capital contributions and shall not be required to lend any funds to the Partnership or, after its initial capital contribution has been made, to make any additional capital contributions to the Partnership. Except as otherwise provided in this Agreement, the General Partner shall not have any personal liability for the repayment of any capital contributions of the Limited Partner. The Limited Partner shall not participate in the control of the business of the Partnership.

         2.6 Establishment of Capital Accounts. A capital account shall be established and maintained for each Partner in accordance with Section 704(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), the U.S. Treasury Regulations promulgated thereunder (the "Regulations") and this Agreement.

                                    ARTICLE 3
                          ALLOCATIONS AND DISTRIBUTIONS

         3.1 Participation in Profits or Losses. Profits or losses of the Partnership, including all items of income, gain, loss, deduction, and credit, for each fiscal year shall be allocated one percent (1%) to the General Partner and ninety-nine percent (99%) to the Limited Partner.

         3.2 Basis for Determining Profits or Losses. For purposes of determining the profits, losses, and each item thereof allocable to any period, profits, losses, and each item thereof shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

         3.3 Distributions. Except as otherwise provided in Article 7 hereof, distributions of cash or other property shall be made, at such times as the General Partner may determine, one percent (1%) to the General Partner and ninety-nine percent (99%) to the Limited Partner.

                                    ARTICLE 4
                                   MANAGEMENT

         4.1 Management of the Partnership. The General Partner shall have full, exclusive and complete charge of all affairs and business of the Partnership and of the management and control of the Partnership, subject only to the limitations in this Agreement. The General Partner shall have all the rights and powers that may be possessed by a general partner under the Limited Partnership Act and such rights and powers as are otherwise conferred by law or it deems necessary, advisable or convenient in managing the business and affairs of the Partnership.

         4.2 Limited Role of Limited Partner. Except as otherwise set forth in this Section 4.2, the Limited Partner shall not take part in, or interfere in any manner with, the conduct or control of the business or affairs of the Partnership or have any


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authority to act for, or on behalf of, the Partnership; provided, however, at the sole and absolute discretion of the General Partner, the Limited Partner may possess and exercise any of the powers allowed to be possessed or exercised by a limited partner under the Limited Partnership Act without the Limited Partner being deemed to participate in the control of the Partnership's business.

         4.3 Exculpation of General Partner. No act or omission by the Partnership or the General Partner, except gross negligence or willful misconduct, shall ever subject the General Partner or its parent corporation, their shareholders, officers, directors, employees, or agents to any liability to the Partnership or any Partner. The foregoing exculpation and exoneration expressly covers acts or omissions which constitute or are accompanied by simple, common or ordinary negligence.

         4.4 Indemnification of General Partner. To the fullest extent provided by law, the Partnership shall indemnify the General Partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees, and hold them harmless from and against all claims and liabilities arising from, or related to, any qualified act or omission of the Partnership and/or the General Partner under this Agreement, including all damages, judgments, fees, settlements, costs and attorneys' fees actually and reasonably paid or incurred by the General Partner or its parent corporation in connection with any action, claim, suit or proceeding covered by this indemnity. A "qualified act or omission" for purposes of this Section 4.4 is an act or omission done in good faith or in a manner the General Partner or its parent corporation reasonably believed to be in, or not opposed to, the best interest of the Partnership.

                                    ARTICLE 5
                             TRANSFERS OF INTERESTS

         5.1 Voluntary Transfers by General Partner. The General Partner shall have the right to sell, assign, transfer, give or in any other way dispose of its entire interest as general partner of the Partnership. Prior to the effective date of such sale, assignment or transfer, such purchaser, assignee or transferee shall be admitted as an additional general partner of the Partnership and is hereby authorized to continue the business of the Partnership without dissolution. Upon such a sale or other disposition, the General Partner shall cease to be a general partner of the Partnership as provided in Article 6. Notwithstanding anything in this Agreement to the contrary, the General Partner may pledge, encumber, or otherwise give as collateral for loans or other indebtedness, its general partnership interest in the Partnership without notice to or the consent of the Limited Partner; upon any such pledge, encumbrance or grant of a security interest by the General Partner, the General Partner shall not cease to be a general partner of the Partnership.


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         5.2 Transfer by Limited Partner. No voluntary assignments, transfers, hypothecation or encumbrance of the Limited Partner's interest or any portion thereof shall be permitted unless (i) the prior written consent of the General Partner is obtained, and (ii) said assignment, transfer, hypothecation or encumbrance, in the opinion of counsel satisfactory to the General Partner, complies with all applicable securities laws, and does not dissolve the Partnership under the Limited Partnership Act. The requirement of said opinion may be waived in the sole discretion of the General Partner. Any such transfer, assignment, hypothecation or encumbrance of the Limited Partner's interest shall not require the dissolution, winding up and liquidation of the Partnership. Except to the extent otherwise specified in any such assignment, an assignee of any interest in the Partnership shall be entitled to receive allocations of profits or losses, including all items of income, gain, loss, deduction, and credit thereof, and distributions of cash or other property attributable to the assigned interest from and after the date on which such assignment is treated to have occurred under this Agreement. No assignee of all or any part of the Limited Partner's interest shall become a substituted Limited Partner with respect to such interest unless the General Partner shall consent thereto in writing, such consent to be in the sole discretion of the General Partner. A person who acquires an interest in the Partnership but who is not admitted as a substituted Limited Partner pursuant to this Section 5.2 shall be entitled only to allocations and distributions with respect to such interest in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books and records of the Partnership, and shall not have any of the rights, including but not limited to the right to vote, of a General Partner or a Limited Partner under the Limited Partnership Act or this Agreement. Accordingly, with respect to such rights, including but not limited to the right to vote, a Limited Partner shall be treated for purposes of this Agreement as the owner of any interest assigned by him with respect to which the assignee has not become a substituted Limited Partner.

         5.3 Bankruptcy or Dissolution of the Limited Partner. Upon the bankruptcy, dissolution, or cessation to exist as a legal entity of the Limited Partner, the authorized representative or successor of such Limited Partner shall have all the rights of the Limited Partner for the purpose of effecting the orderly winding up and dissolution of the business and affairs of such Limited Partner and such power as the Limited Partner possessed to constitute a successor as an assignee and in making application to substitute such assignee as a Limited Partner.

                                    ARTICLE 6
           RESIGNATION OF OR TERMINATION OF STATUS AS GENERAL PARTNER

         6.1 Withdrawal of General Partner. The General Partner shall have the right to withdraw as and cease to be the General Partner at any time upon thirty



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(30) days written notice to the Limited Partner. Prior to the effective date of the withdrawal of a General Partner, the Limited Partner may elect an additional general partner of the Partnership who is hereby authorized to and shall continue the business of the Partnership without dissolution.

         6.2 Termination of Status As General Partner. The General Partner shall cease to be the General Partner upon the occurrence of any of the following events: (i) the transfer of its general interest in the Partnership pursuant to
Section 5.1, (ii) the vote by the Limited Partner to remove such General Partner for good cause (which shall mean gross negligence or fraud in failure to comply with any material covenant or agreement contained in this Agreement), and delivery to the General Partner of written notice of such vote, (iii) the bankruptcy of the General Partner or the filing of a certificate of dissolution, or its equivalent, or (iv) the involuntary transfer by operation of law of the General Partner's interest in the Partnership.

         6.3 Liability of the General Partner after Resignation or Termination. If the General Partner resigns or its status as a general partner is terminated in accordance with the provisions of this Article 6 or the Limited Partnership Act, the General Partner's liability as a general partner of the Partnership under the Limited Partnership Act and this Agreement shall cease and the Partnership shall promptly take all steps reasonably necessary under the Limited Partnership Act to cause such cessation of liability; provided, however, that if the General Partner resigns during dissolution and winding up the Partnership, the General Partner shall continue to be the General Partner for purposes of winding up the Partnership's affairs pursuant to Section 7.2 of this Agreement, unless a successor General Partner is elected.

         6.4 Election of Successor General Partner. Upon the withdrawal or termination of general partnership status of a General Partner, the remaining General Partner, if any, is hereby authorized to and shall continue the Partnership without dissolution. If all of the General Partners withdraw or their status is terminated pursuant to this Agreement or the Limited Partnership Act, the Limited Partner may, within ninety (90) days of such withdrawal or termination of status, consent in writing to continue the business of the Partnership and to the election, to be effective as of the date of such withdrawal or termination of status, of one or more successor General Partners. Such election may occur before or after the effectiveness of such withdrawal or termination; provided, however, that if such election occurs before such effectiveness, the person so elected shall not become the General Partner until such withdrawal or termination is effective and such person has executed an amendment to this Agreement and has filed any and all such amendments to the Certificate and other documents necessary to comply with the Limited Partnership Act, and shall agree to accept all accompanying liabilities, duties and obligations hereunder. The successor General Partner or General Partners shall purchase from the terminated or withdrawing General Partner its interest as general partner in the Partnership for an amount equal to its then


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capital account balance. If an additional or successor General Partner is admitted to the Partnership as provided in this Agreement, the additional or successor General Partner, together with all remaining General Partners, are hereby authorized to and shall continue the business of the Partnership without dissolution (and if a successor General Partner is admitted at a time when the withdrawing General Partner is the sole remaining General Partner, such successor shall be admitted as a General Partner immediately prior to the effective date of the withdrawal from the Partnership of the withdrawing General Partner and such successor General Partner shall continue the business of the Partnership without dissolution).

                                    ARTICLE 7
                  DISSOLUTION AND WINDING UP OF THE PARTNERSHIP

         7.1 Dissolution of the Partnership. The Partnership shall dissolve and commence winding up its affairs and liquidating its assets upon the occurrence of (i) the written consent of the Limited Partner to dissolve, wind up and liquidate the Partnership, (ii) the withdrawal, removal, bankruptcy, the filing of a certificate of dissolution, or its equivalent, of the General Partner, or any other event which under the Limited Partnership Act causes a general partner to cease to be a general partner of the Partnership, unless (a) at the time of the occurrence of such event there is a remaining general partner who agrees to continue the business of the Partnership without dissolution and does so, or (b) within ninety (90) days of such event, the Limited Partner agrees in writing to the continuation of the business of the Partnership and to the appointment (effective as of the date of such event) of one or more additional or successor general partners of the Partnership, (iii) the occurrence of any other event that makes it unlawful, impossible, or impractical to carry on the business of the Partnership, (iv) the bankruptcy of the Partnership, or (v) the entry of a decree of judicial dissolution of the Partnership pursuant to the Limited Partnership Act.

         7.2 Winding Up and Liquidation of the Partnership. Upon the dissolution of the Partnership as described in Section 7.1, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. The General Partner shall be responsible for overseeing the winding up and liquidation of the Partnership and shall take full account of the Partnership's liabilities and assets. Such assets shall be liquidated thereafter as promptly as is consistent with obtaining the fair market value thereof. The proceeds therefrom, to the extent sufficient, shall be applied and distributed (i) first to creditors, including Partners who are creditors to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provisions for payment thereof), and (ii) the balance, if any, to the Partners in accordance with their capital account balances, after giving effect to all contributions, distributions and allocations for all periods.


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         7.3 Certificate of Cancellation. Upon completing the winding up and liquidation of the Partnership, the General Partner shall execute, acknowledge, and cause to be filed a Certificate of Cancellation of the Partnership as provided by the Limited Partnership Act and such other documents as may be required by any state or other jurisdiction in which the Partnership engages in business to evidence the Partnership's dissolution and termination of existence. The Limited Partner shall join in executing such documents if such joinder is required by the Limited Partnership Act or deemed necessary or appropriate by the General Partner. Upon the filing of a Certificate of Cancellation of the Partnership and any other documents necessary to terminate the existence of the Partnership in the appropriate public office(s) as required under the Limited Partnership Act, the Partners shall cease to be such and the Partnership and this Agreement shall be terminated.

                                    ARTICLE 8
         BOOKS OF ACCOUNT, ACCOUNTING, REPORTS, FISCAL YEAR AND BANKING

         8.1 Books of Account. The Partnership's books and records and this Agreement, and all amendments hereto, shall be maintained at the office of the Partnership located at 310 25th Avenue North, Suite 209, Nashville, Tennessee 37203, as required by the Limited Partnership Act, and the Limited Partner shall have reasonable access thereto for inspection and examination. The books and records shall reflect all Partnership transactions and shall be appropriate and adequate for the Partnership's business.

         8.2 Accounting and Reports: Audit. As soon as reasonably practicable after the end of each fiscal year, each Partner shall be furnished with a copy of a statement of income or loss of the Partnership for such year, and a statement showing the amounts allocated to such Partner pursuant to this Agreement during or in respect of such year, and any items of income, expense or credit allocated to it for purposes of federal income taxation pursuant to this Agreement, all prepared in accordance with the accounting method adopted by the Partnership, all of which information will be reflected in the Partnership's federal income tax return; and delivery of a copy of such tax return to each Partner shall be sufficient to fulfill the obligation of the General Partner with respect to providing such information. In addition, the General Partner shall submit such other reports as it shall deem necessary to keep the Limited Partner advised of the status of Partnership operations.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         9.1 Further Action. Each Partner shall execute and deliver such papers, documents and instruments, and perform such acts as are necessary or appropriate,


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in the sole discretion of the General Partner, to implement the terms hereof and the intent of the Partners hereto.

         9.2 Indemnity of Partners. Each Partner shall be liable to the extent of its respective interest in the Partnership. Subject to the foregoing limitation, each Partner shall indemnify and hold harmless the other Partners from and against any and all claims, losses, damages, costs or expenses of any kind or character in excess of such other Partners' interests arising out of any transaction contemplated by this Agreement or resulting therefrom.

         9.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of such illegal, invalid and unenforceable provisions there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         9.4 Right to Rely Upon the Authority of General Partner. No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of any property or interest owned by the Partnership shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any such instrument of transfer, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice affecting the same.

         9.5 Texas Law. The Partners intend that the laws of Texas govern the determination of the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties.

         9.6 Waiver of Action for Partition. Each of the Partners irrevocably waives, during the term of the Partnership, any right to maintain any action for partition with respect to the Partnership's property.

         9.7 Parties in Interest. Subject to the provisions contained herein, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the respective parties hereto.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        GENERAL PARTNER:

                                        PSI TEXAS HOSPITALS, LLC,
                                        a Texas limited liability company


                                        By:  /s/ Steven T. Davidson
                                           ------------------------------------
                                             Steven T. Davidson, Vice President




                                        LIMITED PARTNER:

                                        PSI HOSPITALS, INC.,
                                        a Delaware corporation


                                        By:  /s/ Steven T. Davidson
                                           ------------------------------------
                                             Steven T. Davidson, Vice President




                                       10                         Signed Page to
                                                    Amended and Restated Limited
                                        Partnership Agreement of Texas West Oaks
                                                                  Hospital, L.P.